Exhibit 23.2




                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Form S-3 of Newmont Mining Corporation filed on April 26, 2002, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's financial statements for the year ended March 31, 2001. We also consent to the references to us under the headings "Experts" in this Form S-3.



/s/ PricewaterhouseCoopers LLP


Toronto, Canada
April 26, 2002